Exhibit 99.B16.C

                                 CODE OF ETHICS

                          FOR "ADVISORY REPRESENTATIVE"

                                       OF

                 TRENT CAPITAL MANAGEMENT, INC. ("The Adviser")


                             SECTION 1: DEFINITIONS

     For the purposes of this Code of Ethics, as required by Rule 204- 2(a)(12) & (13) under The Investment Advisers Act of 1940, the following general definitions shall apply:

     1. Advisory Representative shall include:

          a.   Any partner, officer or director of the Adviser;

          b.   Any employee of the Adviser;

          c.   Any person in a control relationship to the Adviser; and

          d. Any affiliated person of such controlling person, and any affiliated person of such affiliated person.

An advisory representative shall not include an employee who receives no information about current recommendations or trading, or an employee who obtains information in a single instance, infrequently or inadvertently.

Control shall have the same meaning as that set forth in Section 2(a)(9) of The Investment Company Act of 1940.

                            SECTION 2: GENERAL POLICY

     Advisory representatives are specifically reminded that it is unlawful for any of them, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by the Adviser, or the private client accounts or any other accounts of the Adviser:

          1.   To employ any device, scheme or artifice to defraud the Adviser;

          2. To make any untrue statement of a material fact to the Adviser, or omit to state to the Adviser a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

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          3.   To  engage in any act,  practice  or  course  of  business  which operates or would  operate as a fraud or deceit upon the Adviser;
               or

          4. To engage in any manipulative practice with respect to the Adviser.

     The provisions of this Code of Ethics have been instituted, in part, in an effort to ensure that advisory representatives do not, inadvertently or otherwise, violate the proscriptions outlined above.

                    SECTION 3: PROHIBITED PURCHASES AND SALES

     No advisory representative shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his actual knowledge at the time of such purchase or sale:

          1. Is being considered for purchase or sale by the Adviser, the private client accounts or any other accounts of the Adviser; or

          2. Is being purchased or sold by the Adviser, the private client accounts or any other accounts of the Adviser.

     All advisory representatives shall obtain clearance from either the President, the Compliance Officer or the Senior Portfolio Manager prior to effecting any securities transaction in which they, their families (including the spouse, minor children and adults living in the same household as the advisory representative), or trusts of which they are trustees or in which they have a beneficial interest, are parties. The above-named shall promptly notify the advisory representative of clearance or denial of clearance to trade. Notification of approval or denial to trade may be verbally given; however, it shall be confirmed in writing within 24 hours of the verbal notification.

                    SECTION 4: ADVISER - FIDUCIARY OBLIGATIONS

     The advisory representatives are cognizant of and committed to the performance of their fiduciary duties under general corporate law and as more specifically articulated in the Investment Advisers Act, including, without limitation, the proscriptions against overreaching, self-dealing and conflicts of interest. Moreover, with respect to certain legal matters and ethical questions arising in the course of their deliberations and actions, such advisory representatives should regularly seek the advice of counsel. These general principles and procedures shall not be affected by the Code of Ethics, which is directed to the particular objective of compliance with the provisions

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of Rule  204-2(a)(12) & (13) under The Investment  Advisers Act of 1940, as such provisions are applicable to advisory representatives and to the prevention of engagement in any personal securities transactions by advisory representatives which might conflict with or adversely affect the interests and welfare of the Adviser.

                        SECTION 5: REPORTING REQUIREMENTS

     1. Every advisory representative shall cause to be delivered to the Adviser's compliance officer, within 10 days following any personal securities transaction, a broker's confirmation of such transaction showing the amount of each security purchased or sold, the date of the transaction, the price at which it was executed and the name and address of the executing broker or dealer. Such confirmations shall be retained by the compliance officer of the Adviser for a period of at least five years. The Compliance Officer shall deliver all required documentation to the President of the Adviser.

     2. Every advisory representative shall file a quarterly report. Such report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

          a. The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

          b. The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

          c.   The price at which the transaction was effected; and,

          d. The name of the broker, dealer, or bank with or through whom the transaction was effected.

          Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

          All such reports shall be reviewed by the Compliance Officer promptly after their submission. Any violation of the Code of Ethics shall be reported promptly to the President of the Adviser.

          A copy of the reporting form is attached hereto.

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                        SECTION 6: EXEMPTED TRANSACTIONS

     The prohibitions of Section 3 of this Code of Ethics shall not apply to:

          1. Purchases or sales effected in any account over which an advisory representative has no direct or indirect influence or control;

          2. Purchase or sales of securities which are not eligible for purchase or sale by the Adviser, the private client accounts or any other accounts of the Adviser;

          3. Purchases or sales which are non-volitional on the part of an advisory representative;

          4. Purchases which are part of an automatic dividend reinvestment plan; and

          5. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

                  SECTION 7: DISSEMINATION AND CORPORATE RECORD RETENTION

     The Adviser shall provide a copy of the Code of Ethics to all advisory representatives of the Adviser.

     The Adviser shall maintain for a five-year period the following records:

          1.   A copy of the Code of Ethics;

          2. A record of any violation of the Code of Ethics and of any action taken as a result of such violation;

          3. A copy of each report made by an advisory representative pursuant to this Code of Ethics; and

          4. A list of all persons who are required to make reports pursuant to this Code of Ethics, which shall be attached to this Code.

                              SECTION 8: VIOLATIONS

     Any advisory representative who becomes aware of a violation or apparent violation of this Code of Ethics shall advise the chairman of the board of the Adviser or the compliance officer of the matter. The person to whom the violation or apparent violation is made known shall thereupon report the matter to the Adviser's board of directors. The board shall determine whether a violation has occurred and, if so, will impose such sanctions, if any, as it deems appropriate, including a letter of censure, suspension, termination of employment, or other sanctions.

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                                 CODE OF ETHICS

PREAMBLE

The United States Securities and Exchange Commission has adopted Rule 17j-1 under the Investment Company Act of 1940 (the" Act"). The Rule makes it unlawful for certain persons, including any officer or director of a fund. in connection with purchase or sale by such person of a security held or to be acquired by the
Fund:

     (1)  To employ any device, scheme or artifice to defraud the Fund;

     (2) To make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

     (3) To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the Fund: or

     (4)  To engage in any manipulative practice with respect to the fund.

The Rule also requires that each Fund and any investment advisor of, or principal underwriter for, a fund. shall adopt a written code of ethics containing provisions reasonably necessary to prevent persons covered by the Rule from engaging in acts in violation of the standards set by the Rule and shall use reasonable diligence, and institute procedures reasonably necessary, to prevent violations of the Fund's code of ethics.

This Code of Ethics is being adopted by Trent Capital Investment Trust (the "Trust"), its investment advisers and administrator, in compliance with the requirements of Rule 17j-1 and in order to effectuate the purpose and objectives of that Rule.

     1.   DEFINITONS -For purposes of this Code of Ethics:

          (a) "Access person" means any trustee, director, officer, general partner or advisory person of the Fund, or of any investment advisor to the Fund.

          (b) "Advisory person" means any employee of the Fund or an investment advisor to the Fund who in connection with his regular functions or duties, normally makes, participates in, or obtains current information regarding the purchase or sale of a security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchase or sales, including any natural person in a control relationship to the Fund or any investment advisor to the Fund who regularly obtains current information concerning recommendations made.

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          (c)  A  security  is "being  considered  for  purchase  or sale" or is
               "being purchased or sold" when a recommendation to purchase or sell the security has been made by an investment advisor and has been communicated to the Service Agent to arrange execution and, with respect to the person making the recommendation, when such an officer, director or employee of such a person seriously considers making such a recommendation.

          (d) Beneficial ownership shall be as defined in Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the security. A person is normally regarded as the beneficial owner of securities held in the name of his or her spouse or minor children living in his or her household. A report of beneficial ownership hereunder may disclaim such beneficial ownership.

          (e) Purchase or sale of a security includes the writing of an option to purchase or sell a security.

          (f) Security shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act of 1940, except that it shall not include securities issued by the government of the United States (or by federal agencies, if direct obligations of the United States), bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies.

          (g) Solely for purposes of this Code of Ethics, a Service Agent of the Fund charged with arranging the execution of a transaction shall be subject to the reporting requirements of this Code as to any such security as and from the time the security is identified to the Service Agent as though such Service Agent was an investment advisor hereunder.

2. PROHIBITED PURCHASES AND SALES

          (a) No access person shall engage in any act, practice or course of conduct, which would violate the provisions of Rule 1 set forth above.

          (b) No access person shall purchase or sell, directly or indirectly, any security in which he has or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his actual knowledge at the time of such purchase or sale (i) is being considered for purchase or sale by the Fund; or (ii) is being purchased or sold by the Fund; except that the prohibitions of this Section 2(b) shall not apply to:

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               (1)  Purchases  of sales  affected in any account  over which the access person has no direct or indirect influence or control;

               (2) Purchases or sales which are nonvolitional on the part of either the access person or the Fund;

               (3) Purchases which are part of an automatic dividend reinvestment plan established by the access person prior to the time the security involved came within the purview of this Code;

               (4) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

3. PROCEDURES

     (a) (i) Each access person, other than (a) a director or trustee who is not an interested person of the Fund, and (b) directors, trustees, or officers required to report their securities transactions to a registered investment advisor pursuant to Rule 204-2(a)(12)(13) under the Investment Advisors Act, shall submit reports showing all transactions in securities as defined herein in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership.

          (ii) Each director or trustee who is not an interested person of the Fund as defined in the Act shall submit quarterly reports as required under subparagraph (a)(i) above, but only for transactions in reportable securities where at the time of the transaction the director or trustee know, or in the ordinary course of fulfilling his official duties as a director or trustee should have known, that during the fifteen day period immediately preceding the date of the transaction by the director or trustee, such security was purchased or sold by the Fund or was being considered for purchase or sale by the Fund.

          (iii)Every report required to be made under subparagraphs (i) and (ii) above shall be made not later than ten days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

               (1) The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

               (2) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

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               (3)  The price at which the transaction was effected; and

               (4) The name of the broker, dealer or bank with or through whom the transaction was effected.

     (b) The Compliance Officer of the Fund shall identify all access persons who have a duty to make the reports required hereunder and shall inform each such person of such duty, and shall receive all reports required hereunder.

     (c) (i) A Trustee, officer or employee shall promptly report to the Board of Trustees (a) any apparent violation of the prohibitions contained in Section 1 hereof or of the reporting requirements contained in
          Section 3(a) hereof and (b) any reported transactions in a security which was purchased or sold by the Fund within fifteen days before or after the date of the reported transaction.

          (ii) When the Compliance Officer finds that a transaction otherwise reportable to the Board of Trustees under subparagraph (i) above could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 17j-l(a), he may, in his discretion, lodge a written memorandum of such finding and the reasons therefor with the reports made pursuant to this Code of Ethics, in lieu of reporting the transaction to the Board of Trustees. The Compliance Officer may consult with counsel to the Fund or to the Investment Manager in respect of such a finding.

     (d) The Board of Trustees or a Committee of Trustees created by the Board of Trustees for that purpose, shall consider reports made to the Board of Trustees hereunder and shall determine whether or not this Code of Ethics has been violated and what sanctions, if any, should be imposed.

     (e) This Code of Ethics, a list of all persons required to make reports hereunder from time to time, a copy of each report made by an access person hereunder, each memorandum made by the Compliance Officer hereunder and a record of any violation hereof and any action taken as a result of such violation, shall be maintained by the Fund as required under Rule 17j-1.

     (f) The Board of Trustees shall review this Code of Ethics and its operation annually.

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                           APPENDIX TO CODE OF ETHICS

                      FOR TRUSTEES AND OTHER ACCESS PERSONS

                                       OF

                       TRENT EQUITY FUND ("The Fund") AND

                 TRENT CAPITAL MANAGEMENT, INC. ("The Adviser")


                             SECTION 1: DEFINITIONS

     For the purposes of this Code of Ethics, the following general definitions shall apply:

     1.   Access Person, Trustee and/or Advisory Representative shall include:

          a.   Any trustee or officer of the Fund;

          b.   Any employee of the Fund;

          c.   Any officer of Trent Capital Management, Inc.; and

          d.   Any employee of Trent Capital Management, Inc.

An access or advisory representative shall not include an employee who receives no information about current recommendations or trading, or an employee who obtains information in a single instance, infrequently or inadvertently.

                            SECTION 2: GENERAL POLICY

     Trustees and other access persons or advisory representatives are specifically reminded that it is unlawful for any of them, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by the Fund, or the private client accounts of the adviser:

     1. To employ any device, scheme or artifice to defraud the Fund or the adviser;

     2. To make any untrue statement of a material fact to the Fund or adviser, or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     3. To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the Fund or adviser; or

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     4.   To engage in any manipulative practice with respect to the Fund or the adviser.

     The provisions of this Code of Ethics have been instituted, in part, in an effort to ensure that trustees and other access or advisory persons do not, inadvertently or otherwise, violate the proscriptions outlined above.

                     SECTION 3: PROHIBITED PURCHASES AND SALES

     No access person or advisory representative shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his actual knowledge at the time of such purchase or sale:

     1.   Is being  considered  for purchase or sale by the Fund or the adviser;
          or

     2.   Is being purchased or sold by the Fund or the adviser.

              SECTION 4: TRUSTEES - ADVISER - FIDUCIARY OBLIGATION

     The trustees of the Fund are cognizant of and committed to the performance of their fiduciary duties under general corporate law and as more specifically articulated in the Act, including, without limitation, the proscriptions against overreaching, self-dealing and conflicts of interest. Moreover, with respect to certain legal matters and ethical questions arising in the course of their deliberations and actions, such directors regularly seek the advice of counsel. These general principles and procedures shall not be affected by the Code of Ethics, which is directed to the particular objective of compliance with the provisions of Rule 17j-1 under the Investment Company Act of 1940, as such provisions are applicable to directors and other access persons of the Fund, and to the prevention of engagement in any personal securities transactions by directors and other access persons of the Fund which might conflict with or adversely affect the interests and welfare of the Fund.

     Directors, and other access persons of the Fund who are trustees and/or officers of or otherwise employed by the adviser, which also have a fiduciary relationship with the Fund,l are subject to this Code of Ethics.

     A disinterested trustee of the Fund need only report a transaction in a security if such director, at the time of that transaction, knew or, in the ordinary course of fulfilling his official duties as a trustee of the Fund, should have known that, during the 15-day period immediately preceding the date of the transaction by the director, such security was purchased or sold by the Fund or was being considered by the Fund or its investment adviser for purchase or sale by the Fund.

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     Each disinterested trustee shall cause to be retained in his personal files for a period of at least five years, broker's confirmations or monthly statements covering all personal securities transactions showing the amount of each security purchased or sold, the date of the transaction, the price at which it was executed and the name and address of the executing broker or dealer.

                        SECTION 5: REPORTING REQUIREMENTS

     1. Every access person and/or advisory representative shall cause to be delivered to the Fund's compliance officer, within 10 days following any personal securities transaction, a broker's confirmation of such transaction showing the amount of each security purchased or sold, the date of the transaction, the price at which it was executed and the name and address of the executing broker or dealer. Such confirmations shall be retained by the compliance officer of the fund for a period of at least five years.

     2. Every access person and/or advisory representative shall file a quarterly report. Such report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

          a. The date of the transaction, the title and the number of shares, and the principal amount of each security i

          b. The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

          c.   The price at which the transaction was effected; and,

          d. The name of the broker, dealer, or bank with or through whom the transaction was effected.

          Any such report may contain a statement that the report shall not, be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

          A copy of the reporting form is attached hereto.

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                        SECTION 6: EXEMPTED TRANSACTIONS

     The prohibitions of section 3 of this Code of Ethics shall not apply to:

     1. Purchases or sales effected in any account over which an access person has no direct or indirect influence or control;

     2. Purchase or sales of securities which are not eligible for purchase or sale by the Fund;

     3. Purchases or sales which are non-volitional on the part of either an access person or the Fund;

     4.   Purchases which are part of an automatic  dividend  reinvestment plan;
          and

     5. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

                  SECTION 7: DISSEMINATION AND CORPORATE RECORD RETENTION

     The Fund and the adviser shall provide a copy of the Code of Ethics, together with this Appendix, to a11 access and advisory persons of the Fund and adviser.

     The Fund and adviser shall maintain for a five-year period the following records:

     1.   A copy of the Code of Ethics and Appendix;

     2. A record of any violation of any Code of Ethics of the Fund and of any action taken as a result of such violation;

     3. A copy of each report made by an access person pursuant to this Code of Ethics; and

     4. A list of all persons who are required to make reports pursuant to this Code of Ethics, which shall be attached to this Code.

                              SECTION 9: VIOLATIONS

     Any access person or advisory representative who becomes aware of a violation or apparent violation OR this code of Ethics shall advise the chairman of the board of the Fund or the Fund's compliance officer of the matter. The person to whom the violation or apparent violation is made known shall thereupon report the matter to the Fund's board of trustees. The board shall determine whether a violation has occurred and, if so, will impose such sanctions, if any, as it deems appropriate, including a letter of censure, suspension, termination of employment, or other sanctions.

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